Exhibit (e)(2)(xvii)

AMENDMENT NO. 16

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

EQ ADVISORS TRUST – AXA DISTRIBUTORS, LLC – CLASS IB SHARES

AMENDMENT NO. 16 to the Amended and Restated Distribution Agreement (“Amendment No. 16”), dated as of June 7, 2011, between EQ Advisors Trust, a Delaware statutory trust (the “Trust”) and AXA Distributors, LLC (the “Distributor”).

The Trust and the Distributor agree to modify and amend the Amended and Restated Distribution Agreement, dated as of July 15, 2002, as amended, between the Trust and the Distributor (the “Agreement”), relating to the Class IB shares. Unless defined herein to the contrary, terms shall have the meaning given to such terms in the Agreement.

1.	New Portfolio. AXA Ultra Conservative Strategy Portfolio is hereby added to the Agreement on the terms and conditions contained in the Agreement.

2.	Removed Portfolios. The following Portfolios of the Trust are hereby deleted in their entirety from the Agreement: EQ/Capital Guardian Growth Portfolio, EQ/Lord Abbett Growth and Income Portfolio, AXA Tactical Manager 2000 Portfolio-III, AXA Tactical Manager 400 Portfolio-III, AXA Tactical Manager 500 Portfolio-III and AXA Tactical Manager International Portfolio-III.

3.	Name Changes. The names of EQ/AllianceBernstein International Portfolio, EQ/BlackRock International Value Portfolio, EQ/Wells Fargo Advantage Omega Growth Portfolio, AXA Tactical Manager 2000 Portfolio-I, AXA Tactical Manager 400 Portfolio-I, AXA Tactical Manager 500 Portfolio-I and AXA Tactical Manager International Portfolio-I were changed to EQ/International Equity Index Portfolio, EQ/International Value PLUS Portfolio, EQ/Wells Fargo Omega Growth Portfolio, AXA Tactical Manager 2000 Portfolio, AXA Tactical Manager 400 Portfolio, AXA Tactical Manager 500 Portfolio and AXA Tactical Manager International Portfolio, respectively.

4.	Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust for which the Distributor is authorized to distribute Class IB shares is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS HEREOF, the parties have executed and delivered this Amendment No. 16 as of the date first above set forth.

EQ ADVISORS TRUST		AXA DISTRIBUTORS, LLC

By:	/s/ Steven M. Joenk	By:	/s/ Nicholas B. Lane
Name:	Steven M. Joenk	Name:	Nicholas B. Lane
Title:	President and Chief Executive Officer	Title:	Chairman, President and Chief Executive Officer

SCHEDULE A

AMENDMENT NO. 16

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

CLASS IB SHARES

ATM Core Bond Portfolio	EQ/Franklin Core Balanced Portfolio
ATM Government Bond Portfolio	EQ/Franklin Templeton Allocation Portfolio
ATM International Portfolio	EQ/Global Bond PLUS Portfolio
ATM Large Cap Portfolio	EQ/Global Multi-Sector Equity Portfolio
ATM Mid Cap Portfolio	EQ/Intermediate Government Bond Index Portfolio
ATM Small Cap Portfolio	EQ/International Core PLUS Portfolio
AXA Balanced Strategy Portfolio	EQ/International ETF Portfolio
AXA Conservative Growth Strategy Portfolio	EQ/International Value PLUS Portfolio
AXA Conservative Strategy Portfolio	EQ/JPMorgan Value Opportunities Portfolio
AXA Growth Strategy Portfolio	EQ/Large Cap Core PLUS Portfolio
AXA Moderate Growth Strategy Portfolio	EQ/Large Cap Growth Index Portfolio
AXA Tactical Manager 2000 Portfolio	EQ/Large Cap Growth PLUS Portfolio
AXA Tactical Manager 400 Portfolio	EQ/Large Cap Value Index Portfolio
AXA Tactical Manager 500 Portfolio	EQ/Large Cap Value PLUS Portfolio
AXA Tactical Manager International Portfolio	EQ/Lord Abbett Large Cap Core Portfolio
AXA Ultra Conservative Strategy Portfolio	EQ/Mid Cap Index Portfolio
EQ/AllianceBernstein Dynamic Wealth Strategies Portfolio	EQ/Mid Cap Value PLUS Portfolio EQ/Money Market Portfolio
EQ/AllianceBernstein International Portfolio	EQ/Morgan Stanley Mid Cap Growth Portfolio
EQ/AllianceBernstein Small Cap Growth Portfolio	EQ/Mutual Large Cap Equity Portfolio
EQ/AXA Franklin Small Cap Value Core Portfolio	EQ/Oppenheimer Global Portfolio
EQ/BlackRock Basic Value Equity Portfolio	EQ/Quality Bond PLUS Portfolio
EQ/Calvert Socially Responsible Portfolio	EQ/Small Company Index Portfolio
EQ/Capital Guardian Research Portfolio	EQ/Templeton Global Equity Portfolio
EQ/Common Stock Index Portfolio	EQ/Van Kampen Comstock Portfolio
EQ/Core Bond Index	EQ/Wells Fargo Omega Growth Portfolio
EQ/Davis New York Venture Portfolio
EQ/Equity 500 Index Portfolio
EQ/Equity Growth PLUS Portfolio